Exhibit 99.1

Kona Grill Reports Third Quarter 2011 Results

10.6% Increase in Q3 Same-Store Sales Drives Diluted EPS of $0.06

SCOTTSDALE, AZ—(Marketwire)—October 25, 2011—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported results for its third quarter ended September 30, 2011.

Third Quarter 2011 Highlights vs. Year-Ago Quarter:
●	Restaurant sales increased 15.9% to $23.8 million
●	Same-store sales up 10.6%
●	Restaurant operating profit margin increased 420 basis points to 18.3%
●	Income from continuing operations of $0.7 million or $0.08 per share, compared to a loss from continuing operations of $0.3 million or $(0.03) per share
●	Net income of $0.6 million or $0.06 per share, compared to a net loss of $0.4 million or $(0.05) per share

“Double-digit same-store sales growth in the third quarter drove significant improvement to our bottom line,” said Michael Nahkunst, president and CEO of Kona Grill. “This was the eighth consecutive quarter of sequential improvement in our same-store sales, and the strong earnings firmly position us for profitability in 2011.”

“During the quarter, we announced the closure of two underperforming restaurants in West Palm Beach, Florida and Sugar Land, Texas. This officially marked the conclusion of the pruning process related to our restaurant portfolio and will allow us to focus on developing two new locations targeted to open in 2012.”

Third Quarter 2011 Financial Results
Restaurant sales increased 15.9% to $23.8 million, compared to $20.6 million in the year-ago quarter. The sales improvement reflects a 10.6% increase in same-store sales, driven by higher average guest check (including a menu price increase of approximately 3.3%), 2.5% growth in guest traffic, and additional revenue from the Baltimore, Maryland location that opened during the fourth quarter of 2010. The 10.6% increase in same-store sales compares to a 9.1% increase in the previous quarter and no change in the third quarter of 2010. Average weekly sales for all 23 restaurants were $79,800 in the third quarter of 2011, compared to $72,100 in the year-ago quarter.

Income from continuing operations was $0.7 million or $0.08 per share, a significant improvement from a net loss of $0.3 million or $(0.03) per share in the year-ago quarter. Net income for the third quarter of 2011 was $0.6 million or $0.06 per share, compared to a net loss of $0.4 million or $(0.05) per share in the year-ago quarter.

During the third quarter of 2011, the company closed its underperforming restaurants in West Palm Beach, Florida and Sugar Land, Texas, and has included historical operating results as well as lease termination and exit costs for these restaurants in discontinued operations. Loss from discontinued operations for the third quarter of 2011 was $0.1 million or $(0.02) per share.

Financial Guidance
For the fourth quarter of 2011, the company forecasts growth over the year-ago quarter, with restaurant sales of $21.5 million to $22.3 million, and a net loss of $0.1 million to net income of $0.2 million, or $(0.01) to $0.02 per share.

Conference Call
The company will host a conference call to discuss its third quarter 2011 financial results today at 5:00 p.m. ET.

Toll-free dial-in number: 1-877-941-4774
Direct/International: 1-480-629-9760
Conference ID#: 4478102

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available on the same day at 8:00 p.m. Eastern time and until Friday, November 25, 2011.

Toll-free replay number: 1-877-870-5176
Direct/International replay number: 1-858-384-5517
Replay pin #: 4478102

About Kona Grill
Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements
The financial guidance we provide for our fourth quarter 2011 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 1-949-574-3860
KONA@liolios.com

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS
Current assets	$7,262	$3,951
Other assets	708	650
Property and equipment, net	33,800	37,459
Total assets	$41,770	$42,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$8,442	$8,829
Long-term obligations	14,160	16,242
Stockholders’ equity	19,168	16,989
Total liabilities and stockholders’ equity	$41,770	$42,060

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Restaurant sales	$23,838	$20,560	$70,591	$61,614
Costs and expenses:
Cost of sales	6,372	5,623	19,251	16,430
Labor	7,815	7,081	23,365	21,367
Occupancy	1,742	1,634	5,125	4,888
Restaurant operating expenses	3,538	3,315	10,627	9,565
General and administrative	2,117	1,446	6,147	5,456
Preopening expense	-	382	-	509
Depreciation and amortization	1,474	1,371	4,419	4,138
Total costs and expenses	23,058	20,852	68,934	62,353
Income (loss) from operations	780	(292)	1,657	(739)
Nonoperating income (expense):
Interest income and other, net	-	-	2	51
Interest expense	(26)	(4)	(47)	(119)
Income (loss) from continuing operations before provision for income taxes	754	(296)	1,612	(807)
Provision for income taxes	19	-	44	10
Income (loss) from continuing operations	735	(296)	1,568	(817)
Loss from discontinued operations, net of tax	(146)	(145)	(288)	(269)
Net income (loss)	$589	$(441)	$1,280	$(1,086)

Net income (loss) per share - Basic and Diluted
Income (loss) from continuing operations	$0.08	$(0.03)	$0.17	$(0.09)
Loss from discontinued operations, net of tax	(0.02)	(0.02)	(0.03)	(0.03)
Net income (loss)	$0.06	$(0.05)	$0.14	$(0.12)

Weighted average shares outstanding:
Basic	9,256	9,168	9,224	9,163
Diluted	9,454	9,168	9,398	9,163

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses.  Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses.  The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors.  Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income (loss) from operations.  Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Restaurant sales	$23,838	$20,560	$70,591	$61,614
Costs and expenses:
Cost of sales	6,372	5,623	19,251	16,430
Labor	7,815	7,081	23,365	21,367
Occupancy	1,742	1,634	5,125	4,888
Restaurant operating expenses	3,538	3,315	10,627	9,565
Restaurant operating profit	4,371	2,907	12,223	9,364
Deduct - other costs and expenses:
General and administrative	2,117	1,446	6,147	5,456
Preopening expense	-	382	-	509
Depreciation and amortization	1,474	1,371	4,419	4,138
Income (loss) from operations	$780	$(292)	$1,657	$(739)

	Percentage of Restaurant Sales			Percentage of Restaurant Sales
	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010		2011	2010

Restaurant sales	100.0%	100.0%		100.0%	100.0%
Costs and expenses:
Cost of sales	26.7	27.3		27.3	26.7
Labor	32.8	34.4		33.1	34.7
Occupancy	7.3	7.9		7.3	7.9
Restaurant operating expenses	14.8	16.1		15.1	15.5
Restaurant operating profit	18.3	14.1		17.3	15.2
Deduct - other costs and expenses:
General and administrative	8.9	7.0		8.7	8.9
Preopening expense	-	1.9		-	0.8
Depreciation and amortization	6.2	6.7		6.3	6.7
Income (loss) from operations	3.3%	(1.4	) %	2.3%	(1.2	) %

Certain amounts do not sum to total due to rounding